Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Horsehead Holding Corp. (the “Company”) for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned principal executive officer and principal financial officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James M. Hensler	/s/ Ryan J. Hutchison

James M. Hensler	Ryan J. Hutchison
Chief Executive Officer	Vice President, Controller and Chief Accounting Officer

Date: September 29, 2016	Date: September 29, 2016

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.